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EX-99.C

FORM OF PROXY

PROXY                                   ENTERPRISE NATIONAL BANK OF JACKSONVILLE

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               October ___, 1996

     The undersigned hereby appoints _________________, ________________ and
__________________, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Enterprise National Bank of Jacksonville ("ENB") to be held on December 11, 1996 at 10:00 A.M., local time, at ENB's main offices located at 4190 Belfort Road, Jacksonville, Florida,, and at all adjournments thereof as follows:

     (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of July 31, 1996, by and among Compass Bancshares, Inc., Compass Bank and ENB.


     For   [ ]        Against   [ ]         Abstain   [ ]


     (2) In their discretion, upon any other business which may properly come before said meeting.

     This Proxy will be voted as you specify above. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL (1) ABOVE. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated October ____, 1996 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE ENB BOARD OF DIRECTORS. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name, exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner of officer.

Dated                          , 1996
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                                             Signature